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EXHIBIT 10.1 2003 NON-QUALIFIED STOCK COMPENSATION PLAN

                   2003 NON-QUALIFIED STOCK COMPENSATION PLAN

1. PURPOSE OF PLAN

         1.1 This 2003 NON-QUALIFIED STOCK COMPENSATION PLAN (the "Plan") of MIV Therapeutics, Inc., a Nevada corporation (the "Company") for employees, directors and other persons associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of common stock under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.       DEFINITIONS

         2.1 For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

                  "Board" shall mean the Board of Directors of the Company.

                  "Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan, or the Board if no committees have been established. The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

                  "Common Shares" shall mean the Company's Common Shares, $.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

                  "Company" shall mean MIV Therapeutics, Inc., a Nevada corporation, and any parent or subsidiary corporation of MIV Therapeutics, Inc., as such terms are defined in Sections 425(e) and 425(f), respectively, of the Code.

                  "Common Stock" shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

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                  "Common Stockholder" means the employee of, consultant to, or director of the Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

                  "Common Stock Agreement" means an agreement executed by a Common Stockholder and the Company as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

3. ADMINISTRATION OF THE PLAN

         3.1 The Committee shall administer the Plan and accordingly, it shall have full power to grant Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

         3.2 The determination of those eligible to receive Common Stock, and the amount, type and timing of each grant and the terms and conditions of the Common stock agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

         3.3 The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry it into effect.

         3.4 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

         3.5 Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

         3.6 No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

         3.7 The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder and such other pertinent information as the Committee may require.

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4. SHARES SUBJECT TO THE PLAN

         4.1 The total number of shares of the Company available for grants of Common Stock under the Plan shall be three million (3,000,000) Common Shares, subject to adjustment in accordance with Article 7 of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

5. AWARD OF COMMON STOCK

         5.1 The Board or Committee from time to time, in its absolute discretion, may award Common Stock to employees of, consultants to, and directors of the Company, and such other persons as the Board or Committee may select. The owner of such Common Stock shall hold such stock subject to such vesting schedule as the Board or Committee may impose, as determined in the discretion of the Board or Committee.

         5.2 Common Stock shall be issued only pursuant to a Common Stock Agreement, which shall be executed by the Common Stockholder and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock Agreement.

         5.3 Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

         5.4. Notwithstanding anything in this Plan or any Common Stock Agreement to the contrary, no Common Stockholders may sell or otherwise transfer, whether or not for value, any of the Common Stock prior to the date on which the Common Stockholder is vested therein.

         5.5 All shares of Common Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions. Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any
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                  restrictions with respect to any Common Stock shall not
                  require the imposition of the same or any other restrictions with respect to any other Common Stock.

         5.6 In the discretion of the Board or Committee, the Common Stock Agreement may provide that the Company shall have the a right of first refusal with respect to the Common Stock and a right to repurchase the vested Common Stock upon a termination of the Common Stockholder's employment with the Company, the termination of the Common Stockholder's consulting arrangement with the Company, the termination of the Common Stockholder's service on the Company's Board, or such other events as the Board or Committee may deem appropriate.

         5.7 The Board or Committee shall cause a legend or legends to be placed on certificates representing shares of Common Stock that are subject to restrictions under Common Stock Agreements, which legend or legends shall make appropriate reference to the applicable restrictions.

6. AMENDMENT AND TERMINATION OF PLAN

         6.1 The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

7. MISCELLANEOUS PROVISIONS

         7.1 No person shall have any claim or right to be granted Common Stock under the Plan, and the grant of Common Stock under the Plan shall not be construed as giving a Common Stockholder the right to be retained by the Company.

         7.2 Any expenses of administering this Plan shall be borne by the Company.

         7.3 Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

         7.4 In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give

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                  the Company notice thereof and an opportunity, at its own
                  expense, to handle and defend the same, before such Committee member undertakes to handle and defend it on his own behalf.




Number of Shares:__________________           Date of Grant:____________________